Exhibit 10.2

ICAGEN, INC.

FORM OF NOTICE OF STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Icagen, Inc. (the “Company”), pursuant to its 2015 Stock Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all terms and conditions as set forth herein and in the related Stock Option Agreement, the Plan and the Notice of Exercise, each of which are attached hereto and incorporated herein in their entirety.

Optionholder:	[ ]

Date of Grant:	[ ]

Vesting Commencement Date:	[ ]

Number of Shares Subject to Option:	[ ]

Exercise Price (Per Share):	$[ ]

Expiration Date:	[ ]

Type of Grant:	☐	Incentive Stock Option [1]	☐	Nonstatutory Stock Option

Vesting Schedule:	[ ]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☐ By certified check or bank check
☐ By delivery of already owned shares
☐ By Cashless Exercise

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Notice, the Stock Option Agreement and the Plan. The undersigned Optionholder further acknowledges that as of the Date of Grant, this Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company referred to herein and supersede all prior oral and written agreements on that subject.

ICAGEN, INC.	OPTIONHOLDER:

By:
Name:	Name:
Date:	Date:

ATTACHMENTS: 2015 Stock Incentive Plan, Stock Option Agreement and Notice of Exercise.

1 If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Non-statutory Stock Option.

ICAGEN, INC.

FORM OF STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Notice of Stock Option (the “Notice”) and this Stock Option Agreement, Icagen, Inc. (the “Company”) has granted you an option under its 2015 Stock Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in the Notice at the exercise price indicated in the Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.                   VESTING. Your Option shall fully vest and become exercisable with respect to all of your Option Shares as described in your employment contract or other service agreement with the Company. For any shares not described in your employment or service agreement or if you do not have an agreement with the Company, subject to the limitations contained herein, your option will vest as provided in the Notice, provided that vesting will cease upon the termination of your employment, consulting arrangement or provision of service for the Company, as applicable. Notwithstanding the foregoing, if you have been continuously employed by the Company or an Affiliate or providing services to the Company or an Affiliate from the Date of Grant until a Change in Control of the Company, the portion of your outstanding Option which has not become vested at the date of such event shall immediately vest and become exercisable with respect to 100% of the Shares simultaneously with the consummation of the Change in Control of the Company.

2.             NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of common stock (the “Shares”) subject to your Option and your exercise price per share referenced in the Notice may be adjusted from time to time for certain events, including such as stock dividends, split ups, mergers, and the other events specified in the Plan.

3.             METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or by delivery to the Company of certificates representing shares of outstanding common stock of the Company already owned by you that are owned free and clear of any liens, claims, encumbrances or security interests together with stock powers duly executed and with signature guaranteed. In addition, you may elect to make payment through a “cashless exercise” such that, without the payment of any funds, you may exercise your Option and receive the net number of Shares equal to (a) the number of Shares as to which the Option is being exercised, multiplied by (b) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Board or a Committee thereof if a Committee is designated to administer the Plan) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares). In the event payment is made by delivery of such shares, said shares shall be deemed to have a per share value equal to the per share market value of the shares on the date of exercise. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of common stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

4.             WHOLE SHARES. You may exercise your Option only for whole shares of common stock.

5.            SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of common stock issuable upon such exercise are then registered under the Securities Act or, if such shares of common stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

2

6.            TERM. You may not exercise your Option before the commencement or after the expiration of its term. The term of your Option commences on the Date of Grant and unless otherwise specified in the Notice expires upon the earliest of:

(a)            Immediately upon the termination of your employment or consulting arrangement or other arrangement for the provision of services;

(b)            The Expiration Date indicated in the Notice; or

(c)            The day before the tenth (10th) anniversary of the Date of Grant.

If your Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant of your Option and ending on the day three (3) months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability.

7.            EXERCISE.

(a)            You may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. Each election to exercise this Option shall be in writing, signed by you, and delivered or mailed to the Chief Financial Officer of the Company at its principal office at 4222 Emperor Blvd., Suite 350, Research Triangle Park, Durham, NC 27703. In the event an Option is exercised by the executor or administrator of your estate, or by the person or person to whom the Option has been transferred by your will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder unless and until the Company is satisfied that the person or person exercising the option is or are your duly appointed executor or administrator or the person to whom the option has been transferred by your will or by the applicable laws of descent and distribution.

(b)            By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your Option; (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise; or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c)            If your Option is an Incentive Stock Option, by exercising your Option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your Option.

8.            PAYMENT.

(a)            Payment in full by a certified or bank check should be made for all the shares of which your option is exercised at the time of such exercise, and no shares shall be delivered until such payment is made.

(b)            Alternatively, payment may be made by delivering to the Company (i) shares of outstanding Common Stock of the Company together with stock powers duly executed and with signature guaranteed. In the event payment is made in whole or in part by such shares, said shares shall be deemed to have a per share value equal to the closing price of the shares on the last trading day immediately preceding the date the shares are then being issued, or (ii) immediately tendering back to the Company sufficient shares of the Common Stock acquired through exercise of the Option.

3

(c)            The Company shall not be obligated to deliver any stock unless and until all applicable Federal and state laws and regulations have been complied with; and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel for the Company. You shall have no rights as a shareholder until the stock is actually delivered to you.

9.             TRANSFERABILITY.

(a)             If your Option is an Incentive Stock Option, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

(b)             If your Option is a Nonstatutory Stock Option, your Option is not transferable, except (i) by will or by the laws of descent and distribution; (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor); and (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferee under the Securities Act.

10.           TERMINATION.

Subject to the terms of any separate employment agreement between you and the Company, if your employment terminates for any reason, your Option shall terminate pursuant to the terms of the Plan.

11.           OPTION NOT A SERVICE CONTRACT.

Your Option is not an employment or service contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a Director or consultant for the Company or an affiliate.

12.             WITHHOLDING OBLIGATIONS.

(a)             At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with the exercise of your Option.

(b)            Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Option a number of whole shares of Common Stock having a fair market value, determined by the Company as of the date of exercise based on the closing price of the shares on the last trading day immediately preceding the date the shares are then being issued, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your Option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your Option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your Option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your Option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

4

(c)            You may not exercise your Option unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

13.            TAX CONSEQUENCES.

You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this Option is exempt from Section 409A of the Code only if the exercise price per share specified in the Notice is at least equal to the Fair Market Value per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option.

14.            NOTICES.

Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15.           GOVERNING PLAN DOCUMENT.

Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan shall control.

16.            RIGHTS OF OPTIONEE.

This Agreement does not entitle you to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Company. No dividends are payable or will accrue on your Option or the Shares purchasable under this Agreement until, and except to the extent that, your Option are exercised. Upon the surrender of your Option and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of the Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of your Option for exercise as provided above. Upon the exercise of your Option, you shall have all of the rights of a shareholder in the Company.

17.            GOVERNING LAW.

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles governing conflicts of law.

5

NOTICE OF EXERCISE

ICAGEN, INC.

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:	_____________________________

Number of shares as to which option is exercised:	_____________________________

Certificates to be issued in name of:	_____________________________

Total exercise price:	$_____________________________

Cash payment delivered herewith:	$_____________________________

Value of ___ shares of Icagen, Inc.[2]:	$_____________________________

Number of shares of Icagen, Inc.

Delivered via cashless exercise:	_____________________________

By this exercise, I agree: (i) to provide such additional documents as you may require pursuant to the terms of the 2015 Stock Incentive Plan; (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option; and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the Date of Grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Sincerely,

(Signature)

(Print Name)

[Provision for Community Property Jurisdiction]

2 Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

6

CONSENT

The undersigned spouse of ____________________ hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse’s shares of Common Stock under certain circumstances and imposes other restrictions on the Transfer of such Common Stock. I agree that my spouse’s interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

Date:

Witness	Spouse